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                                                                EXHIBIT 4.03 C

                          AMENDMENT NO. 2 TO RADIUS INC.
                             1995 STOCK OPTION PLAN

                               December 12, 1996


     The 850,000 shares referred to in Section 2.1 is hereby increased by 2,716,620, for a total of 3,566,620 shares.


                                  Radius Inc.


                                  By: /s/ Cherrie L. Fosco
                                     ---------------------------------
                                     Cherrie L. Fosco
                                     Vice President and Corporate Controller




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